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                    SUMMIT BANCSHARES, INC. AND SUBSIDIARIES
                                   EXHIBIT 21
                        SUBSIDIARIES OF THE CORPORATION



          Subsidiaries                                    State of Incorporation
          ------------                                    ----------------------

          Summit National Bank, Fort Worth, Texas         National Association

          Summit Community Bank, N.A., Fort Worth, Texas  National Association

          Summit Bancservices, Inc., Fort Worth, Texas    Texas